Exhibit (d)(8)(i)

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Annual Sub-Advisory Fee
Series	(as a percentage of average daily assets
allocated to the Sub-Adviser)
0.22500% on the first $4 billion in assets;
Voya Global Bond Portfolio	0.21375% on the next $1 billion in assets;
0.20250% on the next $1 billion in assets;

0.19350% on assets thereafter.

Voya Global Insights Portfolio	0.31500% on all assets

Direct Investments1
Voya Index Solution 2025 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution 2035 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution 2045 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution 2055 Portfolio	0.13500%
Underlying Funds2

0.04500%

1“Direct Investments” shall mean assets which are not Underlying Funds.

2“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange-traded funds advised or sub-advised by Voya Investments, LLC or an affiliate.

Annual Sub-Advisory Fee
Series	(as a percentage of average daily assets
allocated to the Sub-Adviser)
Direct Investments1
Voya Index Solution 2065 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution Income	0.13500%
Portfolio	Underlying Funds2
0.04500%

Voya International High Dividend	0.27000% on all assets
Low Volatility Portfolio

Direct Investments1
Voya Solution 2025 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Solution 2035 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Solution 2045 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Solution 2055 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments
Voya Solution 2065 Portfolio	0.13500%
Underlying Funds

0.04500%

1“Direct Investments” shall mean assets which are not Underlying Funds.

2“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange-traded funds advised or sub-advised by Voya Investments, LLC or an affiliate.

Annual Sub-Advisory Fee
Series	(as a percentage of average daily assets
allocated to the Sub-Adviser)
Direct Investments1
Voya Solution Aggressive Portfolio	0.18000%
Underlying Funds2
0.08100%

Direct Investments1
Voya Solution Balanced Portfolio	0.18000%
Underlying Funds2
0.08100%

Direct Investments1
Voya Solution Conservative Portfolio	0.18000%
Underlying Funds2
0.08100%

Direct Investments1
Voya Solution Income Portfolio	0.13500%
Underlying Funds2
0.04500%

Direct Investments1
Voya Solution Moderately	0.18000%
Underlying Funds2
Aggressive Portfolio
0.08100%

1“Direct Investments” shall mean assets which are not Underlying Funds.

2“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange-traded funds advised or sub-advised by Voya Investments, LLC or an affiliate.